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Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Marketo, Inc.

Date: March 3, 2014	/s/ PHILLIP M. FERNANDEZ Phillip M. Fernandez President, Chief Executive Officer and Director (Principal Executive Officer)

        A signed original of this written statement required by Section 906 has been provided to Marketo, Inc. and will be retained by Marketo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002